Exhibit 99.1

Greenland Technologies Holding Launches New Division; Company Enters the Electric Industrial Vehicle Market

HOWELL, N.J., December 7, 2020 – Greenland Technologies Holding Corporation (NASDAQ: GTEC) (“Greenland”), a technology developer and manufacturer of forklift transmission and drivetrain systems, announced today the launch of a new division focused on the electric industrial vehicle market, a new market that the Company intends to develop to diversify its product offerings. The new division will leverage the Company’s R&D track record, extensive intellectual property, state-of-the-art manufacturing facilities and global customer relationships to develop and deploy the next generation of electrical industrial vehicles. The new division also plans to commercialize applications utilizing the Company’s new lithium-based integrated drivetrain system.

Industry analysts expect the global market for material handling equipment to reach $171.1 billion by 2027, with the United States, China and Europe having a combined 66.7% share of the market, and China ranking as the fastest growing market.

Raymond Wang, CEO of Greenland Technologies Holding Corporation, commented, “We are very excited to be formally launching our new division. This is a direct adjacency that will allow us to accelerate organic growth of our core business by leveraging our existing expertise, intellectual property and invaluable customer relationships.”

Mr. Wang continued, “The inherently shorter distance usage and reduced required features make the electric industrial vehicle market far more attractive, with potentially much higher near-term growth, than the consumer vehicle market. Greenland has built a leadership position by prudently investing in our strategic product roadmap, securing an exceptional global supply chain and working closely with our customers to meet their needs and improve their competitiveness. We are now aggressively moving into the next phase of our growth as we seek to unlock the Company’s true value.”

About Greenland Technologies Holding Corporation

Greenland Technologies Holding Corporation (NASDAQ: GTEC) is a developer and a manufacturer of transmission and drivetrain systems for material handling machineries and electric vehicles, as well as electric forklift trucks. The Company’s clean energy lithium battery systems require less maintenance, charge faster, operate more efficiently and last significantly longer than lead acid power. For more information visit www.gtec-tech.com.

Forward-Looking Statements

This press release contains statements that may constitute “forward-looking statements.” Such statements reflect Greenland’s current views with respect to future events and are subject to such risks and uncertainties, many of which are beyond the control of Greenland, including those set forth in the Risk Factors section of Greenland’s Annual Report on Form 10-K and Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Greenland’s expectations with respect to future performance. In addition, there is uncertainty about the further spread of the COVID-19 virus or the occurrence of another wave of cases and the impact it may have on the Company’s operations, the demand for the Company’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Statements contained in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Greenland does not intend and does not assume any obligation to update these forward-looking statements, other than as required by law.

For more information, please contact:

Global IR Partners

David Pasquale

New York Phone: +1-914-337-8801

GTEC@globalirpartners.com